Exhibit 99.1

3333 LEE PARKWAY, SUITE 1200 DALLAS, TEXAS 75219 PHONE: 972.629.4400 FAX: 972.629.4401 WWW.GAINSCO.COM

GAINSCO REPORTS 3rd QUARTER 2009 RESULTS

DALLAS, Texas, November 13, 2009 – GAINSCO, INC. (NYSE Amex: GAN) today announced net income for the third quarter 2009 of $0.2 million, or $0.04 per common share, basic and diluted. This compares to a third quarter 2008 net loss of $4.4 million, or $0.91 per common share, basic and diluted. Net income for the nine months ended September 30, 2009 was $3.8 million, or $0.80 per common share, basic and diluted. This compares to a net loss of $3.3 million for the nine months ended September 30, 2008, or $0.67 per common share, basic and diluted.

Gross premiums written decreased approximately 4% during the third quarter of 2009 and increased approximately 3% during the nine months ended September 30, 2009, from gross premiums written in the comparable 2008 periods. Gross premiums written by geographic region for the quarters and nine months ended September 30, 2009 and 2008, were as follows:

(dollars in millions)	Quarter ended September 30		Nine months ended September 30
	2009	2008	2009	2008
	(unaudited)
Regions:
Southeast (Florida, Georgia, South Carolina)	$26.0	29.0	87.0	81.4
South Central (Texas)	12.8	11.1	34.0	34.2
Southwest (Arizona, Nevada, New Mexico)	6.6	7.1	21.7	22.0
West (California)	0.3	0.5	1.2	1.8

Total	$45.7	47.7	143.9	139.4

Under accounting principles generally accepted in the United States (GAAP), ratios for the quarters and nine months ended September 30, 2009 and 2008, were as follows:

	Quarter ended September 30		Nine months ended September 30
	2009	2008	2009	2008
Total Company:
C & CAE Ratio (1)	75.8%	73.4%	73.3%	73.4%
Expense Ratio (2)(3)	26.2%	24.5%	25.6%	25.5%

Combined Ratio (2)	102.0%	97.9%	98.9%	98.9%

Nonstandard Personal Auto:
C & CAE Ratio (1)	77.8%	73.3%	75.2%	74.3%

(1)	C & CAE is an abbreviation for Claims and claims adjustment expenses, stated as a percentage of net premiums earned.
(2)	The Expense Ratio and Combined Ratio do not reflect expenses of the holding company, which include interest expense on the note payable and subordinated debentures.
(3)	Commissions, change in deferred acquisition costs, underwriting expenses and operating expenses (insurance subsidiary only) are offset by agency revenues and are stated as a percentage of net premiums earned.

The Company continues to adjust and settle claims associated with its runoff lines. For the third quarter of 2009, the Company’s runoff lines recorded favorable development for the settlement of claims occurring in prior accident years of $0.9 million. During the third quarter of 2008, the Company recorded unfavorable development for claims occurring in prior accident years for the Company’s runoff lines of $0.1 million. For the nine months ended September 30, 2009 and 2008, the runoff lines recorded favorable development for claims occurring in prior accident years of $2.4 million and $1.2 million, respectively.

As regards the Company’s nonstandard personal auto business during the third quarter of 2009, the Company recorded favorable development for claims occurring in prior accident years of $0.4 million. During the third quarter of 2008, the Company recorded unfavorable development for claims occurring in prior accident years for nonstandard personal auto of $0.8 million. For the first nine months of 2009, the Company recorded favorable development for claims occurring in prior accident years for nonstandard personal auto of $3.8 million. For the first nine months of 2008, the Company recorded unfavorable development for claims occurring in prior accident years for nonstandard personal auto of $4.7 million.

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As of September 30, 2009, the Company had $75.0 million in net unpaid claims and claims adjustment expenses (“C&CAE”) (Unpaid C&CAE of $78.0 million less Ceded unpaid C&CAE of $3.0 million), compared to net unpaid C&CAE at June 30, 2009 of $74.3 million (Unpaid C&CAE of $76.6 million less Ceded unpaid C&CAE of $2.3 million). These amounts include net unpaid C&CAE in respect of the Company’s runoff lines of $3.0 million at September 30, 2009, and $4.9 million at June 30, 2009.

As of September 30, 2009, the Company’s Shareholders’ equity was $64.3 million, Subordinated debentures were $43.0 million and Note payable was $0.9 million. These compare to Shareholders’ equity of $62.0 million, Subordinated debentures of $43.0 million and Note payable of $0.9 million at June 30, 2009.

GAINSCO, INC. is a Dallas, Texas-based holding company. The Company’s nonstandard personal auto insurance products are distributed through independent retail agents in Florida, Georgia and South Carolina (Southeast Region), Texas (South Central Region) and Arizona, Nevada and New Mexico (Southwest Region), and through an independent managing general agency in California (West Region). Its insurance company subsidiary is MGA Insurance Company, Inc.

Some of the statements made in this release may be forward-looking statements. Forward-looking statements relate to future events or future financial performance and may involve known or unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

These forward-looking statements reflect current views but are based on assumptions and are subject to risks, uncertainties and other variables which should be considered when making an investment decision, including (a) current and future economic conditions and uncertainties and disruptions in financial markets that may materially and adversely affect our business, operations, capital and liquidity, (b) the unpredictability of governmental actions affecting financial institutions, other financial firms and rating agencies, (c) operational risks and other challenges associated with growth into new and unfamiliar markets and states, (d) adverse market conditions, including heightened competition, (e) factors considered by A.M. Best in the rating of our insurance subsidiary, and the acceptability of our current rating, or a future rating, to agents and customers, (f) the Company’s ability to adjust and settle the remaining claims associated with its runoff business on terms consistent with its estimates and reserves, (g) the adoption or amendment of legislation or regulations, uncertainties in the outcome of litigation and adverse trends in litigation, (h) inherent uncertainty arising from the use of estimates and assumptions in decisions about pricing and reserves, (i) the effects on claims levels or business operations resulting from natural disasters and other adverse weather conditions, (j) the availability of reinsurance and the Company’s ability to collect reinsurance recoverables, (k) the availability and cost of capital, which may be required in order to implement the Company’s strategies, and (l) limitations on the Company’s ability to use net operating loss carryforwards. Please refer to the Company’s recent SEC filings and the

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Annual Report on Form 10-K for the year ended December 31, 2008, for more information regarding factors that could affect the Company’s results.

Forward-looking statements are relevant only as of the dates made, and the Company undertakes no obligation to update any forward-looking statement to reflect new information, events or circumstances after the date on which the statement is made. All written or oral forward-looking statements that are made by or are attributable to the Company are expressly qualified in their entirety by this cautionary notice. Actual results may differ significantly from the results discussed in these forward-looking statements.

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[The GAINSCO, INC. and Subsidiaries unaudited Condensed Consolidated Statements of Operations and Other Information for the quarters and nine months ended September 30, 2009 and 2008, follow.]

Release Date:	Friday, November 13, 2009 – FOR IMMEDIATE RELEASE

Company Contacts:	Scott A. Marek, Asst. Vice President-IR 972.629.4493
Richard M. Buxton, Senior Vice President 972.629.4408
Email address: ir@gainsco.com
Website: www.gainsco.com

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GAINSCO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

($ in thousands, except per share data)

	Quarter ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Net premiums earned	$47,363	44,070	$141,503	131,987
Net investment income	1,704	1,991	5,059	5,920
Realized investment (losses) gains, net:
Other-than-temporary impairment losses	(120)	(5,027)	(2,675)	(5,027)
Other-than-temporary impairment losses transferred to Other comprehensive loss	—	—	2,361	—
Other realized investment gains (losses), net	811	(689)	1,514	(650)

Total realized investment gains (losses), net	691	(5,716)	1,200	(5,677)

Agency revenues	3,430	3,077	10,014	9,255
Other (expense) income, net	(3)	5	(26)	39

Total revenues	53,185	43,427	157,750	141,524

Claims & CAE incurred	35,921	32,370	103,733	96,835
Policy acquisition costs	7,709	7,040	23,278	22,071
Underwriting and operating expenses	8,879	7,634	25,197	23,466
Interest expense, net	487	739	1,631	2,408

Income (loss) before Federal income taxes	189	(4,356)	3,911	(3,256)

Federal income taxes	20	68	83	34

Net income (loss)	$169	(4,424)	$3,828	(3,290)

Earnings (loss) per common share:

Basic	$0.04	(0.91)	$0.80	(0.67)

Diluted	$0.04	(0.91)	$0.80	(0.67)

GAINSCO, INC. AND SUBSIDIARIES

OTHER INFORMATION

($ in thousands)

	Quarter ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Gross premiums written	$45,738	47,664	$143,890	139,391

GAAP RATIOS:
C & CAE Ratio (1)	75.8%	73.4%	73.3%	73.4%
Expense Ratio (2)(3)	26.2%	24.5%	25.6%	25.5%

Combined Ratio (2)	102.0%	97.9%	98.9%	98.9%

(1)	C & CAE is an abbreviation for Claims and claims adjustment expenses, stated as a percentage of net premiums earned.
(2)	The Expense Ratio and Combined Ratio do not reflect expenses of the holding company, which include interest expense on the note payable and subordinated debentures.
(3)	Commissions, change in deferred acquisition costs, underwriting expenses and operating expenses (insurance subsidiary only) are offset by agency revenues and are stated as a percentage of net premiums earned.